Exhibit 10.14


                       SEPARATION AND SETTLEMENT AGREEMENT

This Separation and Settlement Agreement (the "Agreement") is made and entered into by and between Christopher J. New (the "Employee") and Galaxy Nutritional Foods, Inc., a Florida corporation (the "Company").

                              W I T N E S S E T H :
                              - - - - - - - - - - -

         WHEREAS, Employee was employed by the Company as its Chief Marketing Officer and Vice President of Strategy and currently is employed by the Company as its Chief Executive Officer;

         WHEREAS, Employee is also a member of the Corporation's Board of Directors (the "Board");

         WHEREAS, Employee and the Company enter into this Agreement in connection with the Employee's resignation.

         NOW THEREFORE, in consideration of the premises and mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. Separation Date. Employee hereby resigns from his employment with the Company and his position on the Board effective the date hereof (the "Separation Date").

2. Confidentiality of Company Information. Employee understands and agrees that in the course of his employment with the Company, Employee has acquired confidential information and trade secrets concerning the operations of the Company, the Company's owners, parents, subsidiaries and affiliates (collectively, the "Companies") and the Companies' personnel, future plans, finances, products, customers, suppliers and methods of doing business, which information Employee understands and agrees would be extremely damaging to the Companies if disclosed to a competitor or made available to any other person or corporation. Employee understands that such information has been divulged to Employee in confidence and Employee agrees that Employee will keep such information about the Company secret and confidential, except (a) as may be required to effectuate the purposes herein, (b) as may be necessary to enforce the terms of this Agreement, or (c) as may be required to be disclosed by a court or governmental authority, provided that the Employee will provide the Company prompt notice of a court's or governmental authority's request for such disclosure.

         Except (a) as may be required to effectuate the purposes herein, (b) as may be necessary to enforce the terms of this Agreement, or (c) as may be required to be disclosed by a court or governmental authority, Employee agrees that any and all information which Employee has made, developed, originated or acquired either individually or jointly with any other person or persons at any time during the period of employment by the Companies prior to the Separation Date, which relates in any way to the business or type of business engaged in by the Companies is the property of the Companies and is to be kept confidential, unless such information is or becomes generally available to the public other than as a result of an improper disclosure by Employee. Such information includes, but is not limited to all of the Company's concepts, techniques, processes, systems, devices, charts, manuals, price lists, payroll, administrative methods and information and improvements thereto; the names and identities of all of the Company's clients, owners, lenders, purchasers and suppliers; the names, addresses, telephone number, qualifications, education, accomplishments, experience and resumes of all persons who are employed by the Company, for either or both permanent and temporary jobs, the Company's job order specifications; and all other information or materials which may give a competitive advantage to a competitor of the Company (collectively, to the extent such information is not or does not become generally available to the public other than as a result of an improper disclosure by Employee, "Confidential Information"). Employee agrees not to reveal, divulge or make known to any person, firm or corporation such Confidential Information and understands that if he discloses to others, uses for his own benefit or for the benefit of any person or entity other than Companies, copies or makes notes of any such Confidential Information, such conduct will constitute a breach of this Agreement. Notwithstanding the foregoing, the Employee shall not be prohibited from doing business with Company lenders, suppliers or vendors so long as such business is not of a competitive nature with the Company and so long as such business does not involve or relate to or make use of the Company's proprietary and confidential information described above.

3. No Disparagement. The parties agree they will not make any oral or written statement or take any other action which disparages or criticizes the other party. Specifically, Employee agrees that Employee will not make any oral or written statement or take any other action which disparages or criticizes the products, operations, administration, employees, management, officers, shareholders or directors of the Companies. The parties agree that in response to any third party inquiries that the parties may state such separation was on friendly terms. Any action by either party which disparages or criticizes the other party at any time in the future will entitle the other party to seek an injunction for any further breach of this provision, in addition to all other legal and equitable remedies available to the other party.

4. Return of Records. Employee agrees that all correspondence, drawings, reports, ideas, manuals, letters, data, notes, analyses, sales information, personnel information, notebooks, reports, charts, programs, proposals, legal agreements, files, memoranda, records, computer generated information, disks, software and any other documents whether originals or copies, or property concerning the Company's customers, business, finances or products or processes, whether or not prepared by and in the course of employment, alone or in conjunction with others, together with any credit cards, cell phones, laptop computers and other physical and personal property which Employee received from the Company or which Employee generated in connection with his employment by the Company, which are in Employee's possession, custody or control, are the sole property of the Company. Employee further warrants that he has turned over to the Company, any such documents or property in his possession, custody or control or will do so on or before July 20, 2004. Furthermore, on or before July 20, 2004 Employee will execute and deliver a certificate representing and warranting that all such Company property has been returned to the Company. Employee understands that no amounts due Employee under paragraph 10 shall be payable to Employee until such certificate is executed and delivered to the Company.

5. Release. As a material inducement to the Company to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and each of the Company's owners, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, parents, subsidiaries, affiliates (and the agents, directors, officers, employees, representatives, and attorneys of such companies, divisions, subsidiaries, and affiliates), and all persons acting through, under, or in concert with any of them ("Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to the following:

         i. rights arising out of alleged violations of any contracts, expressed or implied, any covenant of good faith and fair dealing, expressed or implied;

         ii.      any tort;

         iii. any legal restrictions on the Company's right to terminate employees; or

         iv. any federal, state, or other governmental statute, regulation, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Federal Age Discrimination in Employment Act; the Federal Older Workers Benefit Protection Act; the Federal Americans with Disabilities Act; the Family Medical Leave Act; the Fair Labor Standards Act; the Federal Equal Pay Act; the Fair Credit Reporting Act, The Employee Retirement and Income Security Act, Chapter 760, Florida Statutes; Chapter 448, Florida Statutes; and any other federal, state or local law, statute or ordinance applicable to the employment relationship between the parties

(all of the foregoing collectively "Claim" or "Claims"), which Employee now has, or has ever had, or ever will have, against each or any of the Releasees, by reason of any and all acts, omissions, events, circumstances, or facts existing or occurring up to the date hereof. Employee further agrees to never file a lawsuit asserting any Claims that are released in this Agreement.

         As a material inducement to Employee to enter into this Agreement, the Company hereby irrevocably and unconditionally releases, acquits and forever discharges Employee from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys' fees and costs actually incurred) of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, which any of the Companies
(i) now has, owns or holds,  (ii) has at any time  heretofore  owned or held, or
(iii) may hereafter hold in the future against the Employee or his affiliates, by reason of, arising from, in connection with, or in any way pertaining to all acts, omissions, events, circumstances, or facts existing or occurring up to the date hereof except for any criminal or willful misconduct by Employee. The Companies and their respective successors or assigns shall hold harmless and indemnify the Employee against any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, in each case by reason of, in connection with, or relating to the fact that Employee was an officer or director of one or more of the Companies for matters arising during such service by Employee to the fullest extent required or permitted by the Company's Certificate of Incorporation, Bylaws or the Company's Officers and Directors Liability Insurance. Nothing herein shall be deemed to expand the liability or obligations of the Company to Employee beyond those set forth in the Certificate of Incorporation, Bylaws or the Officers and Directors Liability Insurance.

         Notwithstanding  the  foregoing,   this  Agreement  does  not  preclude
Employee or the Company from asserting claims against the other party which may be required in order to enforce any rights under this Agreement.

6. Injunction. In view of the nature of Employee's employments, Employee agrees that the Company would be irreparably harmed by any violation, or threatened violation of this Agreement and that, therefore, the Company shall be entitled to an injunction prohibiting Employee from any violation or threatened violation of this Agreement. This right shall be in addition to and not by way of limitation of any other legal or equitable remedies to which the Company may be entitled, including, but not limited to, the right of the Company to seek recovery or set off of any and all consideration paid to Employee under this Agreement in the event Employee breaches this Agreement or this Agreement is held invalid.

7. Employee Understanding. Employee represents and agrees as follows:

         i. Employee is advised to consult with an attorney. Employee fully understands Employee's right to discuss and review all aspects of this Agreement with Employee's attorney or any other advisor and has had adequate time and opportunity to do so;

         ii. To the extent, if any, that Employee desired to do so, Employee has availed himself of this right;

         iii. Employee has carefully read and fully understands all of the provisions of this Agreement;

         iv.      Employee is voluntarily entering into this Agreement; and

         v. Employee is not relying on any representations or statements by the Company or its representatives which are not contained in this Agreement.

8. Lack of Wrongful Actions. This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Employee or any person, or that Employee has any rights whatsoever against the Company, and the Company specifically disclaims any liability to or wrongful acts against Employee or any other person, on the part of itself, its employees, or its or their agents.

9. Cooperation. Employee agrees at no expense to Employee to reasonably and fully cooperate with the Company in connection with and as necessary to effectuate the orderly transition of Employee's duties, to provide advice regarding matters related to Employee's duties, to aid in defending or prosecuting any claims or litigation by or against Company or related to Employee's duties for the Company for the 9 months following the date of this Agreement. Company shall advance Employee his out of pocket reasonable necessary and ordinary expenses, if any, in complying with this paragraph.

10. Payment to Employee.

         A. The Company shall pay Employee the full amount of his severance pay which shall be two years of his base salary in the total amount of Four Hundred Twenty Thousand Dollars ($420,000), subject to customary withholding or deductions by the Company as wages in lieu of notice which amount shall be payable over a two year period on the Company's regular payroll dates commencing on July 21, 2004.

         B. In addition, the Company agrees (1) to pay Employee $1,000, (2) to either cover Employee and his family under the Company health care plan or reimburse Employee his premium payments for COBRA coverage for the six months commencing July, 2004 and ending December, 2004 and (3) notwithstanding any provision to the contrary, to continue in full force and effect as if he was employed by the Company, Employee's stock option rights in the manner and to the extent provided in that certain Non-Qualified Stock Option Agreement dated
December 5, 2002 and that certain Non-Qualified Stock Option Agreement dated July 16, 2001. This sum and these rights and concessions are in full and complete settlement of all claims by Employee against the Company and constitute consideration for Employee's release and other agreements herein and are payments and rights to which Employee would not otherwise be entitled.

         All amounts due Employee under paragraph A and paragraph B (1) and (2) above shall be immediately due and payable to Employee in the event (1) of a sale, lease or other disposition of all or substantially all of the assets of the Company or (2) the Company files a petition in bankruptcy or otherwise seeks liquidation or dissolution.

11. Invalid Provision. The invalidity or unenforceability of a particular provision or portion thereof in this Agreement shall not effect the other provisions or portion hereof, and if any one of them is found to be unenforceable, the other provisions shall remain fully valid and enforceable as if such invalid or unenforceable provisions were omitted.

12. Waiver or Modification and Construction. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party charged therewith.

13. Complete Agreement. This written Agreement contains the sole and entire agreement between the parties as to the matters contained herein, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

14. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

15. Waiver. No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof shall constitute a waiver of the parties' right to demand exact compliance with the terms hereof.

16. Governing Law. This Agreement and the performance hereunder and all suits and special proceedings hereunder shall be governed by, and construed in accordance with, the laws of the State of Florida. All actions under this Agreement shall be taken in a court of competent jurisdiction within the county in the State of Florida in which the Company's principal place of business is located and Employee hereby waives and agrees that he shall not assert that such forum is inconvenient.

17. Attorneys' Fees. In the event that any party is required to commence or defend any action or proceeding against the other in order to enforce the provisions hereof or to challenge the provision hereof, the prevailing party in such action shall be entitled to recover, in addition to any amounts or relief otherwise awarded, all reasonable costs incurred in connection therewith, including attorneys' fees, costs, and expenses for any action or proceeding or appeal thereof.

18. Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts which together shall constitute a single document. This Agreement may be executed and delivered with facsimile signatures which shall for all purposes be deemed originals.

         IN WITNESS WHEREOF, the parties have executed this Agreement in counterparts effective on the 8th day of July, 2004.

                                           "Company"

                                           GALAXY NUTRITIONAL FOODS, INC.

Witness:
         -----------------------------     By: /s/ David H. Lipka
Print Name:                                    --------------------------------
            --------------------------     Print Name: David H. Lipka
                                                       ------------------------
Witness:                                   As its:     Chairman of the Board
         -----------------------------                 ------------------------
Print Name:                                Date:       July 8, 2004
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                                           "Employee"

                                           CHRISTOPHER J. NEW

Witness:
         -----------------------------     By: /s/ Christopher J. New
Print Name:                                    --------------------------------
            --------------------------     Date:       July 8, 2004
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Witness:
         -----------------------------
Print Name:
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